EXHIBIT 99.1

FORM OF PROXY

SPECIAL MEETING OF SHAREHOLDERS

DELAVAN BANCSHARES, INC.

[                    ]

I, the undersigned shareholder in Delavan Bancshares, Inc. (the “Company”), appoint Michael J. Murphy and J. Edward Clair, or either of them, my true and lawful attorney, substitute, and proxy, with power of substitution, for me and in my name, to vote in his/her discretion as to any matters that may properly come before the Special Meeting of Shareholders of the Company, to be held on [                    ], or at any adjournment or postponement of that meeting, with all powers I should have if personally present, hereby revoking all proxies heretofore given. I acknowledge that I received a Notice of Special Meeting of Shareholders and a Proxy Statement relating to the Special Meeting. I hereby direct that the person(s) designated above vote as follows:

(1) To adopt the Agreement and Plan of Merger, dated as of October 13, 2014, by and among Wintrust Financial Corporation, Wintrust Merger Co. and the Company, as amended on November 19, 2014 and as it may be amended from time to time (the “Merger Agreement”).

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

(2) To appoint Michael J. Murphy and any successors thereto as the shareholders’ agent (the “Shareholders’ Agent”) and attorney-in-fact pursuant to the Merger Agreement, including the appointment of James Saer as the alternate agent and attorney-in-fact, with respect to taking any and all actions upon the adoption of the Merger Agreement that are specified or contemplated by the Merger Agreement on behalf of all Company shareholders.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

(3) To approve any adjournment of the special meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to adopt the Merger Agreement and the transactions contemplated thereby and appoint the Shareholders’ Agent.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

(4) In his/her discretion as to any other matters that may properly come before the meeting or any adjournment or postponement.

☐  YES, I (we) will be attending the Special Meeting on [            ] at [            ]

      If yes, how many are attending

☐  NO, I (we) will be unable to attend.

PLEASE SIGN, DATE AND RETURN THIS PROXY BY [            ], USING THE ENCLOSED ENVELOPE.

This Proxy, when properly signed, will be voted in the manner directed by the undersigned shareholder. If this proxy does not identify the manner in which to vote, the undersigned shareholder will be deemed to have designated a vote “FOR” Proposals 1, 2 and 3.

Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:[	]
Signature

Signature if held jointly, or title